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                                                                    EXHIBIT 12.1

         SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                AND PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)

                                                                          PERIOD ENDED    PERIOD ENDED      YEAR ENDED
                                                                           OCTOBER 25,    DECEMBER 31,     DECEMBER 31,
                                                                 1995         1996            1996             1997
                                                    1994       ---------  -------------  ---------------  ---------------
                                                -------------
                                                (UNAUDITED)
Fixed Charges:
  Interest Expense............................    $     909    $   1,039    $     540       $     374        $   3,456
  Pro forma interest adjustment...............           --           --           --              --               --
  Implicit Interest in Rent...................          207          299          230              57              396
                                                     ------    ---------       ------           -----           ------
  Total Fixed Charges.........................        1,116        1,338          770             431            3,852

Earnings:
  Earnings before provision for income
    taxes.....................................          179          491        1,789             532            1,391
  Earnings before provision for income taxes,
    after pro forma interest adjustment.......           --           --           --              --               --
  Fixed Charges...............................        1,116        1,338          770             431            3,852
                                                     ------    ---------       ------           -----           ------
  Earnings, as defined........................    $   1,295    $   1,829    $   2,559       $     963        $   5,243

Ratio of Earnings to fixed charges............         1.16x        1.37x        3.32x           2.23x            1.36x

Deficiency of Earnings........................          N/A          N/A          N/A             N/A              N/A

                                                               PRO FORMA FOR                    PRO FORMA
                                                DECEMBER 31,   DECEMBER 31,    PERIOD ENDED    ENDED MARCH
                                                    1998           1998       MARCH 31, 1999    31, 1999
                                                -------------  -------------  ---------------  -----------

Fixed Charges:
  Interest Expense............................    $  11,765      $  11,765       $   4,346      $   4,346
  Pro forma interest adjustment...............           --         (2,163)             --           (541)
  Implicit Interest in Rent...................          954            954             598            598
                                                -------------  -------------        ------     -----------
  Total Fixed Charges.........................       12,719         10,556           4,944          4,403
Earnings:
  Earnings before provision for income
    taxes.....................................       (2,329)        (2,329)          1,018          1,018
  Earnings before provision for income taxes,
    after pro forma interest adjustment.......           --          2,163              --            541
  Fixed Charges...............................       12,719         10,556           4,944          4,403
                                                -------------  -------------        ------     -----------
  Earnings, as defined........................    $  10,390      $  10,390           5,962      $   5,962
Ratio of Earnings to fixed charges............          N/A            N/A            1.21x          1.35x
Deficiency of Earnings........................    $   2,329      $     166             N/A            N/A
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